                                                                     EXHIBIT 2.1

                              PURCHASE AGREEMENT



                                 BY AND AMONG


           AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.,
                         OR ITS ASSIGNS, as Purchaser


                                      AND


            AMERICAN GENERAL HOSPITALITY CORPORATION, as the REIT,


                                      AND


                        KESSLER LAKE BUENA VISTA, LTD.
                 MILSTEIN LAKE BUENA VISTA LIMITED PARTNERSHIP
                                      and
                              EDWARD L. MILSTEIN,
                           collectively, as Sellers

                               TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
RECITALS.....................................................................................   1

AGREEMENT....................................................................................   1

ARTICLE 1                 The Contract.......................................................   1
     1.1.                 Agreement to Sell  1
     1.2.                 Matters Concerning RCK.............................................   2

ARTICLE 2                 Hotel..............................................................   2

ARTICLE 3                 Purchase Price.....................................................   5
     3.1.                 Purchase Price.....................................................   5
     3.2.                 Earnest Money......................................................   6

ARTICLE 4                 Title Deliveries...................................................   6
     4.1.                 Title Commitment...................................................   6
     4.2.                 UCC Search.........................................................   7
     4.3.                 Survey.............................................................   7

ARTICLE 5                 Hotel Documents, Inspecting and Objections.........................   7
     5.1.                 Inspections........................................................   7
     5.2.                 Hotel Documents....................................................   8
     5.3.                 Purchaser's Review Period Termination Right........................  10
     5.4.                 Operational Licenses...............................................  10
     5.5.                 Procedure for Purchaser's Objections...............................  11

ARTICLE 6                 Permitted Exceptions...............................................  12
     6.1.                 Permitted Exceptions...............................................  12

ARTICLE 7                 Leases, FF&E Leases, and Service Contracts.........................  12
     7.1.                 Schedules..........................................................  12

ARTICLE 8                 Operation of Hotel.................................................  12
     8.1.                 Interim Operation..................................................  12
     8.2.                 Title Affidavits...................................................  14
     8.3.                 Notices of Violation...............................................  15
     8.4.                 Estoppel Letters...................................................  15
     8.5.                 Management Agreement Termination...................................  15

     8.6.                 Hotel Employees....................................................  15
     8.7.                 REIT Audits........................................................  16
     8.8.                 Listing of the Stock Component.....................................  16
     8.9.                 Waiver by Sellers..................................................  16
     8.10.                As Is Sale.........................................................  16

ARTICLE 9                 Representations, Warranties and Covenants..........................  16
     9.1.                 Representations by Purchaser.......................................  16
     9.2.                 Representations by Kessler and Milstein Lake.......................  17
     9.3.                 Representations by Kessler.........................................  20
     9.4.                 Representations by EM..............................................  23
     9.5.                 Representations by Milstein Lake...................................  24
     9.6.                 Representation by the REIT.........................................  25
     9.7.                 Subsequent Developments............................................  26
     9.8.                 Sellers' Cooperation...............................................  26
     9.9.                 Access to Records and Financial Information........................  26
     9.10.                Sellers' Indemnity.................................................  27
     9.11.                Purchaser's Indemnity..............................................  27
     9.12.                Liquor Licenses....................................................  27
     9.13.                Registration Rights Agreement......................................  27
     9.14.                Lock-Up............................................................  27

ARTICLE 10                Conditions Precedent to the Closing................................  27
     10.1.                Sellers' Obligations...............................................  28
     10.2.                Sellers' Representations and Warranties............................  28

ARTICLE 11                Closing and Closing Documents......................................  28
     11.1.                Closing............................................................  28
     11.2.                Sellers' Deliveries................................................  28
     11.3.                Purchaser's Deliveries.............................................  30
     11.4.                Prorations.........................................................  31
     11.5.                Document Preparation and Transfer Costs............................  32
     11.6.                Reconciliation and Final Payment...................................  33
     11.7.                Accounts Payable...................................................  33

ARTICLE 12                Casualty and Condemnation..........................................  33
     12.1.                Risk of Loss; Notice...............................................  33
     12.2.                Purchaser's Termination Right......................................  33
     12.3.                Procedure for Closing..............................................  34

ARTICLE 13                Default and Remedies...............................................  34
     13.1.                Purchaser's Default................................................  34

                                                                                               Page
                                                                                               ----
     13.2.                Sellers' Default...................................................  35

ARTICLE 14                Brokers............................................................  35
     14.1.                Identity of Brokers................................................  35
     14.2.                Indemnification by Sellers.........................................  35
     14.3.                Indemnification by Purchaser.......................................  36

ARTICLE 15                Franchise..........................................................  36
     15.1.                Franchise..........................................................  36

ARTICLE 16                Miscellaneous......................................................  36
     16.1.                Notices............................................................  36
     16.2.                Entire Agreement, Modifications and Waivers; Cumulative
                            Remedies.........................................................  38
     16.3.                Exhibits...........................................................  38
     16.4.                Successors and Assigns.............................................  38
     16.5.                Article Headings...................................................  39
     16.6.                Governing Law......................................................  39
     16.7.                Time Periods.......................................................  39
     16.8.                Counterparts.......................................................  39
     16.9.                Survival...........................................................  39
     16.10.               Further Acts.......................................................  39
     16.11.               Severability.......................................................  40
     16.12.               Attorneys' Fees....................................................  40
     16.13.               Qualification on Confidentiality...................................  40

ARTICLE 17                Confidentiality....................................................  41
     17.1.                Press Releases.....................................................  41
     17.2.                Confidentiality....................................................  41

List of Exhibits
----------------

Exhibit A - Legal Description of Land
Exhibit B - [Intentionally Omitted]
Exhibit C - Organizational Documents
Exhibit D - [Intentionally Omitted]
Exhibit E - Tenant Estoppel Letter
Exhibit F - Audit Representation Letter
Exhibit G - [Intentionally Omitted]
Exhibit H - Registration Rights Agreement
Exhibit I - Lock-Up Agreement



Schedule A - Persons/Entities to Receive the Stock Component

Certain of the exhibits and schedules of Exhibit 2.1, the Purchase Agreement, set forth herein have not been included as exhibits to the Report. The Registrant agrees to furnish supplementally a copy of any such omitted exhibit or schedule upon request.

                              PURCHASE AGREEMENT
                              ------------------


     THIS PURCHASE AGREEMENT (this "Agreement") is made as of this 17th day of October, 1996 by and among KESSLER LAKE BUENA VISTA, LTD., a Florida limited partnership ("Kessler"), MILSTEIN LAKE BUENA VISTA LIMITED PARTNERSHIP, a Delaware limited partnership ("Milstein Lake") and EDWARD L. MILSTEIN, an individual ("EM"; Kessler, Milstein Lake and EM being collectively referred to as "Seller" or "Sellers", as the context may require), AMERICAN GENERAL HOSPITALITY CORPORATION, a Maryland corporation (the "REIT"), AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, together with its successors and assigns ("Purchaser") and RICHARD C. KESSLER, an individual ("RCK").


                                   RECITALS:
                                   --------

     WHEREAS, Sellers are the owners of 100% of the partnership interests (the "Interests") in Lake Buena Vista Partners, Ltd. (the "Partnership"), a Florida limited partnership, which Partnership is the owner of the Hotel (as hereinafter defined), which is currently licensed and operated as a "Days Inn Resorts" hotel; and

     WHEREAS, at the Closing, the Sellers wish to sell, transfer and assign all of their Interests in the Partnership to the Purchaser in exchange for the consideration set forth herein;


                                  AGREEMENT:
                                  ---------

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE 1
                                 THE CONTRACT
                                 ------------

     1.1.  Agreement to Sell.  For and in consideration of the mutual benefits
           -----------------
enjoyed by one another under this Agreement, upon and subject to the terms and conditions hereof, Kessler agrees to sell, assign and transfer its Interest (the "Kessler Interest"), EM agrees to sell, assign and transfer its Interest (the "EM Interest") and Milstein Lake agrees to sell, assign and transfer its Interest (the "Milstein Lake Interest") to the Purchaser and the REIT (and/or such affiliates of the Purchaser or the REIT as each may designate, in such percentage allocations as Purchaser or the REIT, as the case may be, may designate), and the Purchaser and the REIT agree to accept and/or to cause their designee(s) to accept the

Kessler Interest, the EM Interest and the Milstein Lake Interest. As used herein, "Interest" shall mean all of a person or entity's right, title and interest in and to the Partnership, including his or its right, title and interest in capital, profits and distributions (it being understood that Sellers shall retain the right to all distributions of cash and all allocations of income and loss of the Partnership with respect to the period prior to the Closing Date).

           1.2. Matters Concerning RCK.  RCK, who is the sole shareholder of the
                ----------------------
general partner and the sole limited partner of Kessler, is entering into this Agreement for the limited purpose of the representations and warranties contained in Section 9.3(g) hereof made by RCK to Purchaser and the REIT and/or concerning the Common Stock (defined below) and with respect to certain other provisions contained in Section 16.9 of this Agreement.


                                   ARTICLE 2
                                     HOTEL
                                     -----

     As used in this Agreement, the term "Hotel" shall mean and refer to the following:

           (a) The real property located at 12205 Apopka Vineland Road, Orlando, Florida, as more particularly described on Exhibit A attached hereto,
                                                    ---------
together with all rights, alleys, streets, strips, gores, waters, privileges, appurtenances, advantages and easements belonging thereto or in anywise appertaining thereto (collectively the "Land");

           (b) The 490 room hotel and all other buildings, structures, fixtures, parking areas, and other improvements presently located upon the Land (collectively, the "Improvements");

           (c) All tangible personal property and fixtures (which are not part of the Improvements) of any kind that are owned by the Partnership and attached to, or located upon and used in connection with the ownership, maintenance, use or operation of the Land or Improvements as of the date hereof (or acquired by the Partnership and so employed prior to Closing, as defined below), including, but not limited to, all furniture, fixtures, equipment, signs; all heating, lighting, plumbing, drainage, electrical, air conditioning, and other mechanical fixtures and equipment and systems; all copy machines, computers, software, facsimile machines and all other office equipment; all elevators, escalators, and related motors and electrical equipment and systems; all hot water heaters, furnaces, heating controls, motors and boiler pressure systems and equipment, all shelving and partitions, all ventilating equipment, and all incinerating and disposal equipment; all tennis, pool and health club and fitness equipment and furnishings; all vans, automobiles and other motor vehicles; all carpet, drapes, beds, furniture, televisions, telephones and other furnishings; and all stoves, ovens, freezers, refrigerators, dishwashers, disposals, kitchen equipment and utensils, tables, chairs, plates and other dishes, glasses, silverware, serving pieces and other restaurant and bar equipment, apparatus and utensils (collectively, the "FF&E"). Sellers agree that between September 15, 1996 and the Closing Date (as hereinafter defined), Sellers will not cause or permit the Partnership to remove the FF&E from the Hotel, except for the purpose of discarding worn or valueless items;

           (d) All merchandise, supplies, inventory and other items that are owned by the Partnership and used for the operation and maintenance of guest rooms, guest services, restaurants, lounges, swimming pools, health clubs, and other common areas and recreational areas located within or relating to the Improvements, including, without limitation, all food and beverage (alcoholic and non-alcoholic) inventory, office supplies and stationery, advertising and promotional materials, towels, washcloths, linen and bedding, guest cleaning, paper and other supplies, napkins and tablecloths, upholstery material, carpets, rugs, furniture, engineers' supplies, paint and painters' supplies, employee uniforms, and pool, tennis court and other recreational area cleaning and maintenance supplies (collectively, the "Supplies"). Sellers agree that between September 15, 1996 and the Closing Date, Sellers will not cause or permit the Partnership to deplete the Supplies, except in the ordinary course of business, and will cause the Supplies to be maintained at the levels currently in existence in accordance with Section 8.1(g) hereof;

           (e) All leases, franchises, licenses, occupancy agreements, "trade-out" agreements, advance bookings, convention reservations, or other agreements now in existence and in effect to which the Partnership is a party and which demise space in, provide for the use or occupancy of, or otherwise similarly affect or relate to the use or occupancy of, the Improvements or Land, together with all amendments, modifications, renewals and extensions thereof, and all guaranties in favor of the Partnership by third parties of the obligations of the tenants, licensees, franchisees, concessionaires or other entities thereunder (collectively, the "Leases" and individually, the "Lease");

           (f) All prepaid rents and deposits held by the Partnership, including, but not limited to, refundable security deposits and rental deposits, and all other deposits for advance reservations, banquets or future services, made in connection with the use or occupancy of the Improvements (collectively the "Deposits"); provided, however, that to the extent Purchaser does not receive the Deposits at Closing, Purchaser shall be entitled to a credit against the cash portion of the Purchase Price (as defined below) in an amount equal to the Deposits;

           (g) Any and all of the following now in existence and in effect owned by the Partnership that relate to or affect, in any way, the design, construction, ownership, use, occupancy, leasing, maintenance, service, or operation of the Land, Improvements, Leases, Deposits, Supplies, or FF&E:

              (i) Contracts and agreements, such as labor, collective bargaining, service, or maintenance contracts, employment agreements, utility contracts, contracts for the purchase of supplies, insurance contracts, airline agreements, corporate account agreements, travel agency agreements, telephone service agreements, cable service agreements and yellow pages or other advertising agreements (collectively, the "Service Contracts");

              (ii) Warranties, guaranties, indemnities, and claims for the benefit of the Partnership relating to the Hotel (collectively the "Warranties");

              (iii) Licenses (including, without limitation, liquor, beer, wine, bar and similar licenses), permits (including without limitation health, swimming pool and elevator permits), franchises (including without limitation hotel franchise license agreements), utility reservations, certificates of occupancy, and similar documents issued by any federal, state, or municipal authority or by any private party, to the extent assignable (collectively the "Licenses");

              (iv) Telephone numbers (including without limitation, all "800" numbers for the Hotel), trade styles, trade marks, service marks, and other identifying material, and all variations thereof, together with all related goodwill of the Partnership (collectively, the "Tradenames") (it being understood and agreed that the name of the hotel chain to which the Hotel is affiliated by franchise or other license agreement is a protected name or registered service mark of such hotel chain);

              (v) Plans, drawings, specifications, surveys, soil reports, engineering reports, inspection reports, environmental audits and other technical descriptions and reports of the Partnership to the extent in the Partnership's possession or control (collectively, the "Plans and Specs");

              (vi) Leases of any FF&E and other contracts to which the Partnership is a party permitting the use of any FF&E at the Improvements (collectively, the "FF&E Leases");

           (h) The Partnership's interest in the right to receive immediately on and after Closing and continuously consume thereafter water service, sanitary and storm sewer service, electrical service, gas service, and telephone service on and for the Land and Improvements. The foregoing right shall include, but not be limited to, that certain Orange County/Blue Mountains Joint Venture/Days Inns of America, Inc. Subregional Wastewater Facilities Novation Agreement dated March 14, 1983 by and among Orange County, Blue Mountains Joint Venture and Days Inns of America, Inc., recorded in O.R. Book 3357, Page 939, as amended (except with respect to any right of reimbursement pursuant to Section 7 thereof), and that certain Agreement dated March 6, 1985 between Reedy Creek Improvement District and Days Inn of America, Inc., recorded June 7, 1985 in O.R. Book 3650, Page 1013 (all of the foregoing are referred to in this Agreement collectively as the "Utility Reservations");

           (i) All rights, titles, and interests of the Partnership appurtenant to the Land and Improvements, including, but not limited to, (i) all easements, rights of way, rights of ingress and egress, tenements, hereditaments, privileges, and appurtenances in any way belonging to the Land or Improvements,
(ii) any land lying in the bed of any alley, highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Land, (iii) any strips or gores of real estate adjacent to the Land, (iv) any leases of adjacent land or facilities used in connection with the operation of the Hotel and (v) the use of all alleys, easements and rights-of-way, if any, abutting, adjacent or contiguous to or adjoining the Land (collectively, the "Appurtenances");

           (j) All books and records, promotional material, tenant data, marketing and leasing material and forms, market studies, keys, and other materials of any kind owned by the Partnership and in the Partnership's possession or control, or to which the Partnership has access or may obtain and has the right to convey and deliver which are or may be used in the Partnership's ownership or use of the Land, the Improvements or the FF&E, whether any of the foregoing are in hard copy form or in computerized data storage form, exclusive of any such records which do not relate to the Hotel (collectively, the "Records"); and

           (k) The Partnership's active guest ledger and cash drawers and house accounts as of 2:00 A.M. on the Closing Date (the "Cash and Equivalents").


                                   ARTICLE 3
                                PURCHASE PRICE
                                --------------

     3.1.  Purchase Price.  (a)  The total price (the "Purchase Price") for
           --------------
which Sellers agree to transfer and assign the Interests to Purchaser and the REIT, and which Purchaser and the REIT agree to pay or deliver to Sellers for the Interests is THIRTY MILLION FIVE HUNDRED THOUSAND and No/100 Dollars ($30,500,000.00), subject to the terms of this Agreement, less the adjustments and prorations as provided herein. The parties agree that the Purchase Price shall consist of (i) the sum of THIRTY MILLION and No/100 Dollars ($30,000,000.00) which shall be paid in cash (the "Cash Component") by the wire transfer of immediately available Fed Funds to the account(s) designated in writing by Sellers for credit to the account of Sellers on or before 2:00 P.M. New York time on the Closing Date. In the event such funds are credited to the account of Seller after 5:00 P.M. on the Closing Date, Purchaser shall add one
(1) day's interest at the rate equal to the money market rate then paid by the bank in which Sellers' account is located which shall be payable by Purchaser to Seller within five (5) business days after the Closing Date, and (ii) a certain number of shares of the REIT's common stock, $0.01 par value per share (the "Common Stock"), equal to the quotient of (a) FIVE HUNDRED THOUSAND and No/100 Dollars ($500,000.00), divided by (b) the Average Price Per Share. The "Average Price Per Share" shall mean the average final closing per share price of the Common Stock, as such closing price is set forth in The Wall Street Journal, New York Stock Exchange Composite Transactions section, under the column "Close", during the ten trading day period immediately preceding the day before the Closing Date, to be delivered to Sellers at Closing. If the Common Stock contains a fractional share, the Common Stock shall be rounded up or down to the nearest whole share. The number of shares of Common Stock calculated in this sub-section 3.1(a) (ii) and which constitutes the stock portion of the consideration is defined in this Agreement as the "Stock Component". The REIT is issuing its Common Stock pursuant to this Section 3.1, in consideration of which it shall be assigned an approximately 1.64% Interest in the Partnership. The Purchase Price shall be paid on the Closing Date (defined below). The Cash Component of the Purchase Price shall be allocated among the Sellers as follows: forty percent (40%) to Kessler, eleven percent (11%) to EM (the "EM Share") and forty-nine percent (49%) to Milstein Lake (the "Milstein Lake Share"), or as otherwise specified in a written notice delivered by Sellers to Purchaser prior to Closing. The Stock Component of the Purchase Price shall be paid solely to Kessler and RCK (the Stock Component and forty percent (40%) of the Cash Component shall hereinafter be referred to as the "Kessler Share").

     3.2.  Earnest Money.  For the purpose of securing the performance of
           -------------
Purchaser under the terms and provisions of this Agreement and as a condition precedent to Sellers' obligations hereunder, Purchaser shall deposit with the Title Company (as hereinafter defined), simultaneously with the execution and delivery of this Agreement, an unconditional, irrevocable letter of credit (the "Letter of Credit") in the amount of $1,000,000 (the "Earnest Money") drawn on a bank and in a form reasonably acceptable to Sellers. The Letter of Credit shall have an expiration date of not earlier than December 31, 1996. The Title Company shall act as escrow agent, and shall hold the Letter of Credit in escrow pursuant to the terms of an escrow agreement (the "Escrow Agreement") executed contemporaneously herewith. If the Closing Date is adjourned for any reason and the expiration date of the Letter of Credit is prior to the adjourned Closing Date, Purchaser shall, prior to the expiration of the Letter of Credit, deliver to the Title Company an extension of the Letter of Credit to a date which is not less than thirty (30) days past the adjourned Closing Date. If the transactions contemplated by this Agreement are not consummated in accordance with the terms hereof, the Letter of Credit shall be disbursed pursuant to the terms of the Escrow Agreement. If the transactions contemplated by this Agreement are consummated in accordance with the terms hereof, the Letter of Credit shall be returned to Purchaser at the Closing.


                                   ARTICLE 4
                               TITLE DELIVERIES
                               ----------------

     4.1.  Title Commitment.  Promptly after the execution of this Agreement,
           ----------------
Purchaser shall obtain, at Purchaser's sole cost and expense, the following:

           (a) A Commitment for Title Insurance (the "Title Commitment") issued by Chicago Title Insurance Company, through an agency or law firm selected by Purchaser (the "Title Company"), for the most recent form of ALTA owner's policy, covering the Land and

Improvements, with access, zoning, subdivision, contiguity and survey endorsements and any other endorsements as Purchaser or its lender may reasonably require, setting forth the current status of the title to the Land and Improvements, showing all liens, claims, encumbrances, easements, rights of way, encroachments, reservations, restrictions, and any other matters affecting the Land and Improvements, and pursuant to which the Title Company agrees to issue to Purchaser at Closing an Owner Policy of Title Insurance (the "Title Policy") on the most recent form of ALTA comprehensive coverage owner's policy as endorsed as Purchaser or its lender may reasonably require; and

           (b) A true, complete, and legible copy of all documents and instruments (as recorded, where applicable) (the "Supporting Documents") referred to or identified in the Title Commitment, including, but not limited to, all deeds and other conveyance documents evidencing transfer of title into the Partnership, lien instruments, leases, plats, surveys, reservations, restrictions, and easements.

     4.2.  UCC Search.  Promptly after the execution of this Agreement,
           ----------
Purchaser shall obtain, at Purchaser's sole cost and expense, current written reports (the "UCC Searches") from the Office of the Secretary of State of the State of Florida and of any other state in which any of the Sellers maintains its principal place of business, as well as the deed recording offices of the county where the Hotel is located, reflecting the results of current searches of the Uniform Commercial Code Records maintained by such offices, said UCC Searches to be made under the names of Sellers and the Partnership and under the Tradename used by Sellers at the Hotel.

     4.3.  Survey.  Promptly after the execution of the Agreement, Purchaser
           ------
shall obtain, at Purchaser's sole cost and expense, a current "as built" survey (the "Survey") of the Land and Improvements made on the ground and certified by a professional land surveyor licensed in the State of Florida and approved by the Title Company and Purchaser (the "Surveyor"). If different from the description contained in Exhibit A attached to this Agreement, the legal
                         ---------
description of the Land contained in the Survey, once the correctness thereof has been confirmed by Sellers, Purchaser and the Title Company, shall be substituted for the description of the Land contained in said Exhibit A and this
                                                              ---------
Agreement shall be deemed amended by the substitution of the legal description of the Land contained in the Survey as a new Exhibit A without the necessity of
                                             ---------
the parties executing any additional written amendments to this Agreement. In addition, such description shall be used in the Owner Policy of Title Insurance, and in any Mortgagee Policy of Title Insurance and any mortgage to be delivered to any lender at Closing.


                                   ARTICLE 5
                  HOTEL DOCUMENTS, INSPECTING AND OBJECTIONS
                  ------------------------------------------

     5.1.  Inspections.  Sellers shall give Purchaser and Purchaser's agents and
           -----------
representatives reasonable access to the Hotel during normal business hours prior to Closing and the right to physically inspect the Hotel and to conduct soil tests, environmental tests and inspections, and other tests and inspections (so long as such tests and inspections do not unreasonably interfere with the use and occupancy of the Hotel by the Partnership, by guests or patrons of the Hotel property, or by tenants). The costs and expenses of Purchaser's investigation shall be borne solely by Purchaser. In the event that the transaction contemplated by this Agreement does not close for any reason, Purchaser shall pay all reasonable costs and expenses incurred by Sellers to repair any damage caused by Purchaser's inspections and tests to the condition prior to Purchaser's entry, which obligation shall survive any termination of this Agreement. Purchaser shall indemnify, defend and hold Seller harmless from and against any costs and expenses incurred by Seller in connection with any physical damage or injury to the Hotel arising from or related to the physical inspections conducted by Purchaser pursuant to this Section 5.1. The terms of this Agreement and all information furnished by Sellers to Purchaser in accordance with the provisions of this Agreement or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, except that Purchaser may disclose such information as provided in
Section 16.13 and/or to prospective investors and lenders, to attorneys and other parties assisting or representing Purchaser in connection with the subject transaction, and to others as may be required by lawful order. The foregoing obligation to treat such information as confidential shall survive any termination of this Agreement but shall not survive Closing.

     5.2.  Hotel Documents.  As soon as practicable but in no event later than
           ---------------
seven (7) days after the execution hereof, Sellers, at Sellers' sole cost and expense, will deliver to Purchaser true, correct and complete copies (or where specifically indicated, original counterparts) of the following, together with all amendments, modifications, renewals or extensions thereof:

              (i) All Warranties relating to the Hotel or any part thereof which are still in effect;

              (ii) Financial statements, balance sheets, income statements, general ledgers, budgets and Federal and State income tax returns and other records and financial information relating to the Partnership and the Hotel, for the current year to date and the prior years 1995 and 1994 (but only from the period beginning December 6 through and ending December 31 of the 1994 year) and, with respect to the Hotel, Sellers shall use best efforts (which shall not require Sellers to bring any actions or incur more than a de minimis amount of expense) to obtain auditable historical
            -- -------
     financial records and information for years prior to 1995 from the prior owner of the Hotel in compliance with the SEC's (as defined in Section 9.9 hereof) reporting requirements (collectively, the "Financial Statements"). With respect to the Hotel, such Financial Statements shall include the itemization of (1) annual insurance premiums for each such year for fire, extended coverage, workers' compensation, vandalism and malicious mischief, general liability, business interruption, rents and other forms of insurance shown thereon; (2) expenses incurred for water, electricity, natural gas, sewer and other utility charges; (3) total rents and revenues collected from tenants and from hotel guests and other patrons of the Hotel; (4) management fees; (5) maintenance, repairs and other expenses relating to the management and operation of the Hotel; (6) historical occupancy statistics for the Hotel; and (7) all capital expenditures made during the aforementioned periods;

              (iii)  All Licenses;

              (iv) All of the most recent real estate and personal property tax statements with respect to the Hotel and notices of appraised value for the Land and Improvements;

              (v) To the extent in the possession of the Partnership or reasonably obtainable without material expense, all engineering and architectural plans, drawings and specifications relating to the Hotel, as well as copies of any environmental reports, boundary surveys, engineering reports and subsurface studies affecting the Hotel. If the Hotel is purchased by Purchaser, all such documents and information shall thereupon be and become the property of Purchaser without payment of any additional consideration therefor; provided, however, in the event that the Closing does not actually occur, Purchaser shall return such information to Sellers;

              (vi) All Services Contracts and a schedule of such Service Contracts to which the Partnership is a party (the "Schedule of Service Contracts");

              (vii) All Leases (other than guest or room booking and reservation contracts), a schedule of such Leases (the "Schedule of Leases") and all agreements for real estate commissions, brokerage fees, finder's fees or other compensation payable by the Partnership in connection therewith;

              (viii) A rent roll including for each Lease (1) the name of the tenant; (2) the suite; (3) the base rental rate; (4) the amount of prepaid rent; (5) the amount of each security deposit; (6) the applicable percentage rental rate, if any, and the means of calculation thereof; (7) the date of the Lease; and (8) the expiration date of the Lease;

              (ix) To the extent in the Partnership's possession, all notices received from governmental authorities in connection with the Hotel;

              (x) A list of all current Hotel employees and their salaries or wages and all employment benefits accompanied by copies of their employment agreements and/or union contracts, if any. It is acknowledged and understood that neither the Partnership nor Enterprise Hotels of Orlando, Inc. (the "Partnership's Managing Agent") has any of its own employees working at the Property;

              (xi) All FF&E Leases and a schedule of such FF&E Leases to which the Partnership is a party (the "Schedule of FF&E Leases");

              (xii) The Partnership's franchise agreement and a current deficiency report and the two most recent inspection reports of the franchisor of the Hotel;

              (xiii) An inventory of the FF&E and Supplies;

              (xiv) A schedule of the Deposits and the Utility Reservations (the "Schedule of Deposits and Utility Reservations");

              (xv)   A description of the existing insurance covering the Hotel;

              (xvi) An unaudited balance sheet (the "Balance Sheet") of the Hotel as of August 31, 1996 (the "Balance Sheet Date"), listing all liabilities, accounts payable and accounts receivable of the Hotel and the Partnership as of such date. The Balance Sheet (i) will be in accordance with the books and records of the Hotel, (ii) will fairly present the financial condition of the Hotel at the Balance Sheet Date and the financial results for the entities and periods therein specified and (iii) will have been prepared in accordance with generally accepted accounting principles consistently applied;

              (xvii) Such other documents or information as may be reasonably requested by Purchaser no later than twenty (20) days after the execution hereof.

Sellers shall promptly notify Purchaser in writing upon learning of any material inaccuracy, misstatement or omission in any of the information furnished to Purchaser and shall supply Purchaser with updated schedules, as required.

     5.3.  Purchaser's Review Period Termination Right.  Purchaser shall have
           -------------------------------------------
until October 31, 1996, as such date may be extended as herein provided (the "Review Period"), to evaluate the Interests, the Hotel and the matters reflected in Sections 4.1, 4.2, 4.3, 5.1, 5.2, 5.4 and 9.9 and to obtain the approval of the boards of directors of Purchaser and the REIT of the terms and conditions of, and the transactions contemplated by, this Agreement. In the event that Purchaser shall request an extension of the Review Period beyond October 31, 1996, Sellers agree not to unreasonably withhold their consent to an extension of the Review Period to November 15, 1996 (without the imposition of any additional charge or any increase in the Purchase Price or the Earnest Money). In the event Purchaser shall determine, in Purchaser's sole discretion, that the results of the inspection and review are unsatisfactory, or either of the Purchaser or the REIT are unable to obtain the requisite approval of their respective board of directors, or for any other reason whatsoever, Purchaser shall have the right to terminate this Agreement upon written notice to Sellers delivered at any time on or before the expiration of the Review Period. Upon the termination of this Agreement by Purchaser, the Letter of Credit shall be returned to Purchaser and thereafter neither party shall have any further obligation or liability to the other under this Agreement, except for the obligation to pay the cost of repairs, if any, set forth in Section 5.1 and the return of the materials pursuant to Section 5.2(v) hereof. If at any time after the date of this Agreement, but not later than the expiration of the Review Period, Purchaser shall have notified Sellers of the acceptability and the approval of the transactions contemplated herein, then the Earnest Money shall be non-refundable to Purchaser, except to the extent otherwise provided in this Agreement.

     5.4.  Operational Licenses.  During the Review Period Purchaser shall have
           --------------------
obtained, or determined that it will be able to obtain, all permits, licenses, approvals and other authorizations necessary or desirable to operate the Hotel and all restaurants, bars and lounges presently located in the Hotel, including, without limitation, the Liquor Licenses (hereinafter defined). To that end, Sellers and Purchaser shall cooperate with each other, and each shall execute such transfer forms, license applications and other documents as may be necessary or desirable for Purchaser or its designees to obtain such permits, licenses, approvals and other authorizations.

     5.5.  Procedure for Purchaser's Objections.  At any time during the Review
           ------------------------------------
Period Purchaser may notify Sellers in writing of any objections Purchaser may have with respect to the Interests, the Hotel or any portion of either, or to any matters reflected in or concerning the Title Commitment, the Supporting Documents, the Survey, the UCC Searches, any of the other documents or items delivered by Sellers to Purchaser, or to the results of the inspections, tests, and studies under Section 5.1 and any other tests or inspections of the Hotel made by Purchaser, or to any Service Contracts, Leases, FF&E Leases, or Licenses or any other matters pursuant to Sections 4.1, 4.2, 4.3, 5.1, 5.2, 5.4 and 9.9. If Purchaser shall so notify Sellers of any objections, Sellers may elect to cure such objections within ten (10) days from the date on which Sellers receive Purchaser's objections. If Purchaser, in Purchaser's sole discretion, is not satisfied with the results of any cure efforts by Sellers, or Sellers are unable to satisfy Purchaser's objections for any reason whatsoever, Purchaser may terminate this Agreement by giving written notice of termination to Sellers at any time within twenty (20) days after the expiration of such ten (10) day period. In no event shall Sellers be obligated to cure any objection(s) of Purchaser, except that Sellers shall be obligated to remove any existing mortgages and any other monetary liens encumbering the Hotel or the Interests and arising by, through or under the acts of any of Sellers and/or the Partnership. If Purchaser terminates this Agreement pursuant to this Section, Sellers shall be entitled to retain and, to the extent it has not already done so, Purchaser shall deliver to Sellers all reports and studies of third parties relating to the Hotel resulting from the inspection of the Hotel and all documents delivered to Purchaser pursuant to Section 5.2, the Letter of Credit shall be returned to Purchaser, and neither party shall have any further rights or obligations one to the other, except for the obligation to pay the costs of repair, if any, set forth in Section 5.1. If Purchaser does not terminate this Agreement within said twenty (20) days after the expiration of Sellers' ten (10) day cure period as provided herein, Purchaser shall be deemed to have waived the right to terminate this Agreement under this Section 5.5 and shall be deemed to have accepted and approved of the Interests, the condition of the Hotel and the delivered items, subject to the remaining terms of this Agreement. By Closing, Sellers shall, at Sellers' expense, cancel any and all management agreements affecting the Hotel, and any of such other Service Contracts, Leases and FF&E Leases objected to by

Purchaser (provided that with respect to the cancellation of any of such Service Contracts, Leases and FF&E Leases, Purchaser shall pay any cancellation fees, penalties or other costs in connection with such cancellation) and pay and cause to be released all debts, liens, and encumbrances in any way affecting the Interests, the Partnership and/or the Hotel, unless Purchaser has expressly agreed herein to acquire the same subject thereto.


                                   ARTICLE 6
                             PERMITTED EXCEPTIONS
                             --------------------

     6.1.  Permitted Exceptions.  Any title exceptions, test items, or
           --------------------
deliveries to which the Purchaser does not object in accordance with Section 5.5, and any title exceptions, test items, or deliveries to which Purchaser objects that are not cured and which Purchaser is deemed to have accepted and approved in accordance with Section 5.5, shall be hereinafter referred to as the "Permitted Exceptions."


                                   ARTICLE 7
                  LEASES, FF&E LEASES, AND SERVICE CONTRACTS
                  ------------------------------------------

     7.1.  Schedules.  Sellers hereby warrant, represent, and certify unto
           ---------
Purchaser, to the best of Sellers' knowledge and belief, (i) that the Schedule of Service Contracts, Schedule of FF&E Leases, Schedule of Leases, and Schedule of Deposits (including utility deposits) and Utility Reservations, when delivered, will be a true, correct and complete list of all Service Contracts, all FF&E Leases, all Leases (other than guest or room booking and reservation contracts), and all Deposits and Utility Reservations of the Partnership in effect at that time, (ii) that the copies of the Service Contracts, FF&E Leases, and Leases, when delivered to Purchaser, will be true, complete and correct copies of such Service Contracts, FF&E Leases, and Leases of the Partnership (including, without limitation, all amendments, modifications, renewals, and extensions thereof), (iii) that there are and will be no written or oral agreements in the nature of the Service Contracts, FF&E Leases or Leases binding on the Hotel or on the Partnership after Closing, other than the Service Contracts, the FF&E Leases, and the Leases listed on the above Schedules provided to Purchaser and those permitted under Section 8.1(e) of this Agreement, (iv) that there are and will be no other written or oral agreements binding on the Hotel or on the Partnership after Closing with any tenants, licensees, franchisees, concessionaires or other persons or entities (collectively, "Tenants", and individually, "Tenant") or any guarantors of the Tenants' obligations (collectively "Guarantors", and individually, "Guarantor") relating to their use or occupancy other than those permitted under Section 8.1(e) of this Agreement, (v) that the Service Contracts, FF&E Leases, and Leases to which the Partnership is a party are in full force and effect and no default exists thereunder and no condition exists that, with the giving of notice or passage of time, or both, would constitute a default, and (vi) that no Tenant has made any claim of any right of offset. The term "Tenant" shall refer only to tenants under Leases and not guests of the Hotel.

                                   ARTICLE 8
                    OPERATION OF HOTEL AND OTHER COVENANTS
                    --------------------------------------

     8.1.  Interim Operation.  Sellers hereby covenant and agree that between
           -----------------
the date of this Agreement and the Closing, Sellers shall cause the Partnership to:

           (a) Operate, manage, and maintain the Hotel consistent with the Partnership's prior practice and as a reasonable and prudent operator of like-kind hotels in the same competitive market would operate, manage, and maintain the Hotel, including, without limitation, (i) using reasonable efforts to keep available the services of its present employees at the Improvements and to preserve its relations with guests, suppliers and other parties doing business with the Partnership and/or Sellers with respect to the Hotel, (ii) accepting booking contracts for the use of the Hotel facilities on terms not less favorable than the terms typically arranged by the Partnership as of the date of this Agreement and retaining such bookings, (iii) maintaining the current level of advertising and other promotional activities for Hotel facilities, (iv) maintaining its books of accounts and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a basis consistent with the basis used in keeping its books in prior years, and
(v) remaining in substantial compliance with all current license and franchise agreements;

           (b)  Not commit waste of any portion of the Hotel;

           (c) Keep and maintain the Hotel in a state of repair and condition consistent with the requirements of clause (a) above;

           (d) Keep, observe, and perform all its obligations under the Leases, the FF&E Leases, the Service Contracts, the Licenses (in particular, the license agreement between the Partnership and Franchisor (as hereinafter defined) for the Hotel), and all other applicable contractual arrangements relating to the Hotel;

           (e) Not enter into any new agreements of the nature of the Service Contracts, FF&E Leases, or Leases or any amendments, modifications, renewals or extensions of any existing Service Contracts, FF&E Leases, or Leases without Purchaser's prior written consent, except that Sellers shall not be required to obtain Purchaser's consent to any renewal or extension specifically permitted under the terms of existing Service Contracts, FF&E Leases, or Leases or on terms at least as favorable to Sellers as set forth in such existing agreement, provided that any such renewal or extension may be terminated on thirty (30) days prior notice without cost or expense. Any such renewal or extension to which Purchaser's consent was not obtained, whether or not such consent is required under this Section 8.1(e), shall subject the applicable agreement to Purchaser's review under Section 5.5;

           (f) Not cause or permit the removal of FF&E from the Hotel except for the purpose of discarding and replacing, where needed or appropriate, worn items, and timely make all repairs, maintenance, and replacements to keep the Hotel and all FF&E in good operating condition;

           (g) Keep Supplies adequately stocked, consistent with prior practice, as if the transfer of the ownership interests in and to the Hotel hereunder were not to occur, including without limitation, maintaining linens and bath towels and washcloths at current levels existing as of September 15, 1996 for all 490 guest rooms in the Hotel;

           (h) Not grant any bonus, free rent, rebate or other concession to any present or future Tenant, without Purchaser's prior written consent;

           (i) Advise Purchaser promptly of any litigation, arbitration, or administrative hearing before any court or governmental agency concerning or affecting the Hotel which is instituted or, to the actual knowledge of Sellers, threatened after the date of this Agreement or if any representation or warranty contained in this Agreement shall become materially misleading or false;

           (j) Not take, or omit to take, any action that would have the effect of violating any of the representations, warranties, covenants or agreements of Sellers contained in this Agreement;

           (k) Comply with all federal, state, and municipal laws, ordinances, regulations, and orders relating to the Hotel;

           (l) Not sell or assign or enter into any agreement to sell or assign, or to create or permit to exist any lien or encumbrance (other than a Permitted Exception) on, the Hotel or any portion thereof;

           (m) Not allow any License, or any other right actually known to Sellers to be currently in existence with respect to the operation, use, occupancy or maintenance of the Hotel, to expire, be canceled or otherwise terminated without Purchaser's prior written consent;

           (n) Not cancel any existing booking contracts for the use of Hotel facilities or any new booking contracts obtained by the Partnership after the date of this Agreement; and continue to book contracts and reservations consistent with prior practices without referrals to any other Hotel;

           (o) Pay or cause to be paid all taxes, assessments and other impositions levied or assessed on the Hotel or any part thereof on or before the date which the payment thereof is due; and

           (p) Keep the existing insurance coverage for the Hotel and the Partnership in full force and effect.

     8.2.  Title Affidavits.  Sellers shall deliver to the Closing any
           ----------------
affidavits required by the Title Company in order that the Owner's Title Insurance Policy and Mortgage Title Insurance Policy may be issued free and clear of the standard exceptions which the Title Company is permitted by applicable law to remove or modify upon delivery of such affidavits of Sellers.

     8.3.  Notices of Violation.  Sellers hereby covenant and agree that all
           --------------------
notices of violation of federal, state or municipal laws, ordinances, orders, regulations or requirements ("Notices of Violation") issued, filed, or served by any governmental agency having jurisdiction over the Hotel against or affecting the Hotel on or before the Closing Date of which Sellers have actual knowledge shall be promptly disclosed to Purchaser.

     8.4.  Estoppel Letters.  Sellers represent and covenant to Purchaser that
           ----------------
the only space lease affecting the Hotel is for the gift shop and that Sellers shall employ reasonable good faith efforts to obtain from such Tenant under the gift shop lease, and to deliver to Purchaser not less than five (5) days before the expiration of the Review Period, an estoppel letter substantially in the form attached to this Agreement as Exhibit E.
                                   ---------

     8.5.  Management Agreement Termination.  Sellers hereby covenant to
           --------------------------------
Purchaser that Sellers shall terminate the management agreement with the Partnership's Managing Agent and that as of the Closing Date there will be no management agreement or other contract with respect to the management of the Hotel in effect at the Hotel.

     8.6.  Hotel Employees.  Sellers represent, warrant and covenant to
           ---------------
Purchaser that Purchaser will in no way be liable for any employees, or union contracts with respect to employees working at or for the Hotel (the "Hotel Employees"). In particular, neither the Partnership nor the Partnership's Managing Agent will, between the date hereof and the date of Closing, enter into any new employment or union contracts or agreements or hire any new employees that will be binding on the Partnership on or after the Closing. Purchaser will not be obligated to pay any amount to any Hotel Employees. Purchaser shall not have any liability under any pension or profit sharing plan that the Partnership or the Partnership's Managing Agent or any other party may have established with respect to the Hotel or the Hotel Employees. Sellers shall be and remain liable for all accrued salaries, wages, bonuses, profit-sharing, and other compensation, vacation, sick leave, worker's compensation, and welfare benefits, deferred compensation, savings, pension, profit sharing, 401K, and retirement plan, and insurance and other benefits of all employees of the Hotel whether or not employed by Purchaser and for all liabilities of whatever kind (including without limitation those arising under COBRA) with respect to all employees of the Hotel who are not employed by Purchaser. Sellers hereby indemnify, defend and save harmless Purchaser with respect to the foregoing. Sellers shall cause the Partnership's Managing Agent to terminate the Hotel employees effective as of 11:59 p.m. on the day before the Closing Date

(it being understood that if for any reason the Closing does not occur, such termination shall be deemed to be rescinded ab initio) and to pay to such
                                            ---------
employees all amounts owed to such employees including amounts owed on account of accrued and unpaid benefits including vacation pay and sick leave. Purchaser shall cause all such employees to be immediately rehired effective as of 12:01 A.M. on the Closing Date (it being understood that if for any reason the Closing does not occur, such rehiring shall be deemed void ab initio) upon such terms as
                                                   ---------
Purchaser (or such other person or entity who may be responsible for the rehiring) may elect if and so long as such different terms do not result in a violation of, or cause the applicability of, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S) 2101 et. seq. (the "WARN Act") and
                                                --  ---
Purchaser shall be responsible for all employee obligations in respect of the rehired employees accruing from and after such rehiring; provided that Purchaser may elect not to so rehire a maximum of 49 of such employees that are not "part-time" employees (as defined in the WARN Act). Each of Sellers hereby agree that none of the Sellers shall induce or cause any Hotel Employee to be hired by any of the Sellers or any of their respective affiliates. Each of Sellers and Purchaser shall indemnify and hold the other harmless from and against any loss, cost, expense (including reasonable attorneys' fees and disbursements actually incurred), damage or liability any such party may suffer by reason of the other's default under this Section.


     8.7.  REIT Audits.  Sellers acknowledge and agree that the REIT, through
           -----------
its independent accountants, may conduct an audit of the REIT's financial statements for purposes of the REIT complying with its public reporting obligations under the Securities and Exchange Act of 1934, as amended (the "Securities Act"). In connection therewith, Sellers agree that for a period of twelve (12) months after the Closing Date, Sellers shall cooperate and assist, and to cause each of its Affiliates, its employees and representatives to cooperate and assist, in such audit in all respects reasonably requested by the REIT and its independent accountants, including without limitation making employees of Sellers, the Hotel and their respective Affiliates available to provide any information necessary or appropriate for such audits and signing standard management representation letters to the REIT's independent accountants and to the REIT.

     8.8.  Listing of the Stock Component.  The REIT shall have listed the Stock
           ------------------------------
Component with the New York Stock Exchange, Inc. at Closing or promptly thereafter.

     8.9.  Waiver by Sellers.  Kessler, EM and Milstein Lake each hereby waives
           -----------------
any right of first refusal or right of first offer it or he may have under the Partnership's Organizational Documents (defined below) with respect to the sale of the Interests by the others pursuant to this Agreement.

     8.10. As Is Sale.  Purchaser agrees to accept the Hotel "as is, where is"
           ----------
without any representation or warranty of Seller, other than the representations and warranties expressly set forth in this Agreement or in any other document executed and delivered pursuant to this Agreement.

                                   ARTICLE 9
                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                   -----------------------------------------

     9.1.  Representations by Purchaser.  Purchaser hereby represents and
           ----------------------------
warrants unto Sellers that each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete in every material respect as of the Closing Date:

           (a) Purchaser is a duly organized, validly existing limited partnership in good standing under the laws of the State of Delaware, and, other than obtaining the approval of its Board of Directors and qualifying to do business in the state where the Hotel is located (if required), has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. Upon the expiration of the Review Period (provided this Agreement has not been terminated), the execution and delivery of this Agreement and the performance by Purchaser of its obligations under this Agreement will require no further action or approval of Purchaser's shareholders, directors, members, managers or partners (as the case may be) or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of Purchaser. The individuals and/or entities signing below on behalf of Purchaser in the indicated representative capacities are fully authorized so to act, subject as aforesaid.

           (b) Purchaser is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

           (c) None among the entry into, performance of, or compliance with this Agreement by Purchaser has resulted, or will result, in any violation of, default under, or acceleration of any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, limited liability company agreement or regulations, partnership agreement, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Purchaser.

     9.2.  Representations by Kessler and Milstein Lake.  Kessler and Milstein
           --------------------------------------------
Lake hereby jointly and severally represent and warrant unto Purchaser and the REIT that the following statements are true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete in every material respect as of the Closing Date:

           (a) The Partnership is a validly existing limited partnership under the laws of Florida with full power and authority to own and operate the Hotel. Exhibit C identifies all certificates of partnership and agreements of
---------
partnership (including all amendments thereto) (collectively, "Organizational Documents"). All Organizational Documents are in full force and effect. True and complete copies of all Organizational Documents have been delivered to Purchaser. The only partners of the Partnership are Kessler and Milstein Lake, as its general partners, and EM, as its limited partner. The Partnership's principal place of business is located at 12205 Apopka Vineland Road, Orlando, Florida.

           (b) The Partnership (i) is not in receivership or dissolution, (ii) has not made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and, to the actual knowledge of the Sellers, no such petition has been filed against the Partnership.

           (c) The Partnership is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

           (d) None among the entry into, the performance of, or compliance with this Agreement by Sellers has resulted, or will result, in any violation of, default under, or acceleration of any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, limited liability company agreement or regulations, partnership agreement, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to any of the Sellers, the Partnership or the Hotel.

           (e) The only property at the Hotel covered by FF&E Leases are postage meters and copy machines.

           (f) There are no leases, management agreements, leasing agent's agreements, equipment leases, building service agreements, maintenance contracts, suppliers contracts, warranty contracts, operating agreements, or other agreements (Y) to which the Partnership is a party or an assignee, or (Z) binding upon the Hotel, relating to the ownership, occupancy, operation or maintenance of the Land, Improvements, FF&E or Supplies, other than those Service Contracts, Leases, Warranties and FF&E Leases to be delivered and scheduled to Purchaser.

           (g) Sellers have received no notice, and have no actual knowledge, that the Partnership lacks any permit, license, certificates or authority necessary for the present use and occupancy of the Improvements.

           (h) No party other than Purchaser has any right or option to acquire the Hotel or any portion thereof.

           (i) To the best of Sellers' actual knowledge and belief, there are no:

              (i) pending arbitration proceedings or unsatisfied arbitration awards, or judicial proceedings or orders respecting awards, which might become a lien on the Hotel;

              (ii) pending unfair labor practice charges or complaints, unsatisfied unfair labor practice orders or judicial proceedings or orders with respect thereto;

              (iii) pending charges or complaints with or by city, state or federal civil or human rights agencies, unremedied orders by such agencies or judicial proceedings or orders with respect to obligations under city, state or federal civil or human rights or antidiscrimination laws or executive orders with respect to the Hotel;

              (iv) condemnation proceeding pending or, to Sellers' actual knowledge, threatened with regard to all or any part of the Hotel; or

              (v) other pending, or threatened or actual litigation claims, charges, complaints, petitions or unsatisfied orders by or before any administrative agency or court which affects the Hotel or might become a lien on the Hotel,

(all collectively, the "Pending Claims").

           (j)  The Partnership has received no Notice of Violations.

           (k) To the best of Sellers' actual knowledge and belief, the Partnership and the Hotel are in compliance in all material respects (i) with all terms and conditions of all notices, permits, licenses, registrations, certificates of occupancy, applications, consents, zoning and/or building code restrictions, variances, notices of intent, and/or other authorizations which are required for the use or operation of the Hotel, (ii) with all applicable laws, rules, regulations, ordinances and orders in effect as of the date hereof promulgated by any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority, or any applicable judicial or administrative decision that relate to the Hotel (other than the Americans With Disabilities Act of 1990, as amended, and the regulations or orders promulgated thereunder), (iii) and based solely on that certain Phase I Environmental Report prepared by Hall-Kimbrell Environmental Services, Inc. dated August 14, 1989 and Phase I Environmental Audit Update prepared by Professional Services Industries Inc., PSI Project No. 756-28012, dated February 6, 1992 (collectively with the Phase II study to be performed as provided below, the "Report"), all laws, rules and regulations that relate to the environment or
     ------
the pollution, preservation, protection, clean-up or remediation thereof, or the treatment, storage, disposal or other management of "hazardous substances," as such term is currently defined in the Comprehensive Environmental Response, Compensation Liability Act of 1980, with respect to the Hotel, except as otherwise described in the Report, and (iv) with all limitations, requirements, restrictions, conditions, standards, prohibitions, schedules and timetables contained in any of the foregoing.

           (l) To the best of Sellers' actual knowledge, information and belief, neither the Hotel nor any portion thereof is listed, or eligible to be listed, in any national, state or local register of historic places or areas.

           (m)  As of Closing, the Partnership will have no liabilities except
(i) real estate taxes or assessments not yet due and payable and prorated as provided below, (ii) obligations arising under Leases, FF&E Leases and Service Contracts permitted under this Agreement and for utilities and other expenses incurred in the ordinary course of business for periods prior to Closing and adjusted at Closing pursuant to Section 11.4 or otherwise, (iii) obligations under Leases, FF&E Leases, Service Contracts and Deposits attributable to any period after Closing, (iv) obligations arising in connection with contracts and other agreements to be entered into and other obligations incurred in the ordinary course of business which are not in contravention of this Agreement,
(v) other liabilities specifically identified in the Balance Sheet or otherwise incurred in accordance with this Agreement for periods prior to Closing and for which Sellers shall remain liable, and (vi) liabilities relating to events or occurrences prior to Closing to the extent covered under the terms of insurance policies of the Partnership.

     9.3.  Representations by Kessler.  Kessler hereby represents and warrants
           --------------------------
unto Purchaser and the REIT that the following statements are true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete in every material respect as of the Closing Date:

           (a) Kessler has and will have at the Closing, good and valid title to its Interest, free and clear of all liens, encumbrances, restrictions and claims of every kind and nature whatsoever ("Liens"). No one other than Kessler has any interest in or right to receive the profits and distributions of the Partnership pursuant to the Kessler Interest in the Partnership. Upon consummation of the assignments contemplated by this Agreement, the Purchaser and the REIT (or their designees) will acquire from Kessler good and valid title to its Interest, free and clear of any Liens other than Liens created by, under or through the Purchaser, the REIT or their designee(s).

           (b) Except as set forth in the partnership agreement of the Partnership (the "Partnership Agreement"), no party has any right or option to acquire the Kessler Interest or any portion thereof, other than Purchaser and the REIT under this Agreement.

           (c) Kessler (i) is not in receivership or dissolution, (ii) has not made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and, to its actual knowledge, no such petition has been filed against Kessler.

           (d) Kessler is a duly organized, validly existing limited partnership in good standing under the laws of the State of Florida, and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the performance by Kessler of its obligations under this Agreement require no further action or approval of Kessler's shareholders, directors, members, managers or partners (as the case may be) or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of Kessler. The individuals and/or entities signing below on behalf of Kessler in the indicated representative capacities are fully authorized so to act. Kessler's principal place of business is located in Orlando, Florida at the address set forth in Section 16.1 hereof.

           (e) None among the entry into, performance of, or compliance with this Agreement by Kessler has resulted, or will result, in any violation of, default under, or acceleration of any obligation under any existing corporate charter, certificate of incorporation, by-law, articles of an organization, limited liability company agreement or regulations, partnership agreement, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Kessler.

           (f) Kessler is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

           (g) Each of Kessler and RCK (collectively, the "Kessler Entities") hereby represents and warrants unto Purchaser and the REIT that the following statements are true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete in every material respect as of the Closing Date:

           (i) The Kessler Entities are acquiring the Stock Component under this Agreement for their own account for investment and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act or in a transaction resulting in a violation of any other applicable securities laws. The Kessler Entities understand that the Stock Component has not been registered under the Securities Act or any other applicable statute regulating the purchase and sale of securities and is being sold to them pursuant to a transaction that is exempt from the registration requirements of the Securities Act, applicable state securities laws and any other applicable statute regulating the purchase and sale of securities; that the Stock Component must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and, except with respect to the registration rights granted under the Registration Rights Agreement (as defined in Section 9.13), the REIT is not under any obligation to so register such Stock Component or to comply with the provisions of Rule 144 promulgated under the Securities Act.

              (ii) The REIT, in issuing the Stock Component to the Kessler Entities, is relying upon, among other things, the representations and warranties of each of the Kessler Entities contained in this Agreement in concluding that such issuance does not require compliance with the registration provisions of the Securities Act and applicable state securities laws.

              (iii) Each of the Kessler Entities is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

              (iv) Each of the Kessler Entities has had a full opportunity to ask questions of and have received answers from the appropriate executive officers of the REIT with respect to all questions and matters necessary for each of the Kessler Entities to make an informed investment decision regarding the Stock Component, all of which have been to the Kessler Entities full satisfaction; assuming the accuracy and completeness of the REIT's representations in this Agreement with respect to itself and the Stock Component and the other information provided to the Kessler Entities by the REIT, has had full and complete access to all material books and records of the REIT, and all material contracts and documents relevant to their investment in the Stock Component; and each of the Kessler Entities has relied solely on their own investigation and have not relied on any written material or verbal statement prepared, delivered or made to them by the REIT or Purchaser (other than any representation of the REIT or Purchaser set forth herein or in the other agreements executed in connection herewith) or any person or entity affiliated or associated with the REIT.

              (v) Kessler will not, nor will RCK, offer to sell, sell, assign, transfer, pledge, hypothecate or otherwise dispose of all or any portion of the Stock Component (other than pursuant to an effective registration statement under the Securities Act or any such sale, assignment, transfer or other disposition made pursuant to Rule 144 promulgated thereunder), unless Kessler or RCK, as the case may be, delivers to the REIT an opinion, reasonably satisfactory in form and substance to the REIT from independent counsel reasonably satisfactory to the REIT, that an exemption from registration under the Securities Act and applicable state securities laws is available and unless any transferee of that Stock Component agrees to comply with the transfer restrictions of this paragraph. If a sale, assignment, transfer or other disposition is made pursuant to Rule 144, such Kessler Entity will provide the REIT with such supporting certification and information as the REIT may reasonably request. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Stock Component acquired by the Kessler Entities (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the following form:

                     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF

                     1933, AS AMENDED, AND NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID AND THE RULES AND REGULATIONS THEREUNDER. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING THESE SHARES FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECTS WITH ANY APPLICABLE STATE SECURITIES LAWS"

              (vi) Each of the Kessler Entities have been advised and is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, and that such Rule may not become available for resale of the securities comprising the Stock Component.

              (vii) In making an investment decision each of the Kessler Entities must rely on their own examination of the REIT and Purchaser and the terms of this offering, including the merits and risks involved. The Stock Component offered hereby has not been recommended by any Federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Agreement. Any representation to the contrary is a criminal offense.

              (viii) The Stock Component offered hereby is subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and the applicable state securities laws, pursuant to registration or exemption therefrom.
     The Kessler Entities should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

              (ix) The Stock Component offered hereby will be sold to, and acquired by, the Kessler Entities in a transaction exempt under Section 517.061(11) of the Florida Securities and Investor Protection Act. That Section provides that when sales are made to five or more persons, any sale made pursuant to such Section is voidable at the option of the purchaser within three (3) days after the first tender of consideration is made by such purchaser to the issuer, an agent of the issuer, or an escrow agent or within three (3) days after the availability of that privilege is communicated to such purchaser, whichever occurs later.

     9.4.  Representations by EM.  EM hereby represents and warrants unto
           ---------------------
Purchaser and the REIT that the following statements are true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete in every material respect as of the Closing Date:

           (a) EM has and will have at the Closing, good and valid title to his Interest, free and clear of all liens, encumbrances, restrictions and claims of every kind and nature whatsoever ("Liens"). No one other than EM has any interest in or right to receive the profits and distributions of the Partnership pursuant to the EM Interest in the Partnership. Upon consummation of the assignments contemplated by this Agreement, the Purchaser and the REIT (or their designees) will acquire from EM good and valid title to his Interest, free and clear of any Liens other than Liens created by, under or through the Purchaser, the REIT or their designee(s).

           (b) Except as set forth in the Partnership Agreement, no party has any right or option to acquire the EM Interest or any portion thereof, other than Purchaser and the REIT under this Agreement.

           (c) EM (i) has not made an assignment for the benefit of creditors or admitted in writing his inability to pay his debts as they mature, or (ii) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and, to his actual knowledge, no such petition has been filed against EM.

           (d) EM is not a foreign person (as such term is defined in the Internal Revenue Code and Income Tax Regulations).

     9.5.  Representations by Milstein Lake.  Milstein Lake hereby represents
           --------------------------------
and warrants unto Purchaser and the REIT that the following statements are true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete in every material respect as of the Closing Date:

           (a) Milstein Lake has and will have at the Closing, good and valid title to its Interest, free and clear of all liens, encumbrances, restrictions and claims of every kind and nature whatsoever ("Liens"). No one other than Milstein Lake has any interest in or right to receive the profits and distributions of the Partnership pursuant to the Milstein Lake Interest in the Partnership. Upon consummation of the assignments contemplated by this Agreement, the Purchaser and the REIT (or their designees) will acquire from Milstein Lake good and valid title to its Interest, free and clear of any Liens other than Liens created by, under or through the Purchaser, the REIT or their designee(s).

           (b) Except as set forth in the Partnership Agreement, no party has any right or option to acquire the Milstein Lake Interest or any portion thereof, other than Purchaser and the REIT under this Agreement.

           (c) Milstein Lake (i) is not in receivership or dissolution, (ii) has not made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and, to its actual knowledge, no such petition has been filed against Milstein Lake.

           (d) Milstein Lake is a duly organized, validly existing limited partnership in good standing under the laws of the State of Delaware, and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the performance by Milstein Lake of its obligations under this Agreement require no further action or approval of Milstein Lake's shareholders, directors, members, managers or partners (as the case may be) or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of Milstein Lake. The individuals and/or entities signing below on behalf of Milstein Lake in the indicated representative capacities are fully authorized so to act. Milstein Lake's principal place of business is located in the City and State of New York at the address set forth in Section 16.1 hereof.

           (e) None among the entry into, performance of, or compliance with this Agreement by Milstein Lake has resulted, or will result, in any violation of, default under, or acceleration of any obligation under any existing corporate charter, certificate of incorporation, by-law, articles of an organization, limited liability company agreement or regulations, partnership agreement, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Milstein Lake.

           (f) Milstein Lake is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

     9.6.  Representation by the REIT.  The REIT hereby represents and warrants
           --------------------------
unto Kessler that the following statements are true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete in every material respect as of the Closing Date:

           (a) The REIT is a duly organized, validly existing corporation in good standing under the laws of the State of Maryland, and, other than obtaining the approval of its Board of Directors and qualifying to do business in the state where the Hotel is located

(if required), has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. The Stock Component, upon issuance, will be fully paid, non-assessable and validly issued. Upon the expiration of the Review Period (provided this Agreement has not been terminated), the execution and delivery of this Agreement and the performance by the REIT of its obligations under this Agreement will require no further action or approval of the REIT's shareholders, directors, members, managers or partners (as the case may be) or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the REIT. The individuals and/or entities signing below in the indicated representative capacities are fully authorized so to act, subject as aforesaid.

     9.7.  Subsequent Developments.  After the date of this Agreement and until
           -----------------------
the Closing Date, Sellers shall keep Purchaser fully informed of all subsequent developments ("Subsequent Developments") which would cause any of Sellers' representations contained in this Agreement to be no longer accurate in any material respect.

     9.8.  Sellers' Cooperation.  During the two (2) week period prior to the
           --------------------
Closing Date, Purchaser, its representatives and employees, shall have reasonable access to all of the departmental heads and executive staff at the Hotel during normal business hours and to all books, records and other information in the possession or control of Sellers or their agents concerning the Hotel and shall have the right (at Purchaser's expense) to establish duplicate books and records in order to effect a smooth transition in the ownership and management of the Hotel; provided, however, that Purchaser, its representatives and employees (a) shall not unreasonably interfere with the normal management and operation of the Hotel, (b) shall hold all information acquired from such books and records confidential in accordance with the provisions of this Agreement, and (c) shall repair any damage to the physical condition of the Hotel caused by Purchaser, its representatives and employees.

     9.9.  Access to Records and Financial Information.  Purchaser and
           -------------------------------------------
Purchaser's authorized representatives and employees shall have the right, at Purchaser's sole cost, risk and expense, from time to time to enter upon and pass through the Hotel during normal business hours and upon reasonable notice to Sellers to examine and inspect all of the then existing books, records, surveys, plans, specifications, permits, certificates of occupancy and other files that are relevant to the management, ownership, operation, use, occupancy, construction or leasing of the Hotel, are in Sellers' possession or control, and have not been otherwise provided to Purchaser as required elsewhere herein. Purchaser and its representatives and employees shall not unreasonably interfere with the operation of the Hotel or the right to privacy of guests of the Hotel. Further, and not in limitation of Section 5.2(ii) above, Purchaser's representatives shall have access to all financial and other information relating to the Hotel sufficient to enable them to prepare audited financial statements in conformity with Regulation S-X of the Securities and Exchange Commission (the "SEC") and to enable them to prepare a registration statement, report or disclosure statement for filing with the SEC on behalf of the REIT and/or its affiliates. Prior to the end of the Review Period, Sellers shall also provide to Purchaser's representatives a signed representation letter sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Hotel such letter to be in the form of Exhibit F hereto subject to the further requirements of
                     ---------
such accountant. To the extent that the Financial Statements provided by Sellers pursuant to Subsection 5.2(ii) hereof for the current year do not include any period up to and including the Closing Date, Sellers shall, within twenty-five (25) days after the Closing Date, provide Purchaser with monthly unaudited Financial Statements, including Balance Sheets and income statements applicable to such period inclusive of the Closing Date.

     9.10. Sellers' Indemnity.  Kessler and Milstein Lake hereby agree, jointly
           ------------------
and severally, to indemnify, defend and hold Purchaser harmless from and against all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and disbursements actually incurred) which the Purchaser, the REIT or any of their designees, transferees or assigns may suffer or incur by reason of any liability, debt, act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership or operation of the Hotel prior to the Closing Date, including but not limited to any claims by employees of the Partnership or third parties covered by insurance carried by the Partnership.

     9.11. Purchaser's Indemnity.  Purchaser hereby agrees to indemnify, defend
           ---------------------
and hold Sellers harmless from and against all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and disbursements actually incurred) which the Sellers may suffer or incur by reason of any liability, debt, act or cause of action occurring or accruing subsequent to the Closing Date and arising from the ownership or operation of the Hotel by Purchaser subsequent to the Closing Date, including but not limited to any claims by employees of Purchaser or third parties covered by insurance carried by Purchaser.

     9.12. Liquor Licenses.   Purchaser or its lessee or management company or
           ---------------
an affiliate of any one of them (hereinafter "Operator") shall execute such forms, license applications and other documents as may be necessary for the Operator to obtain all alcoholic beverage, liquor, beer and/or wine licenses and/or permits with respect to the Hotel (the "Liquor Licenses") necessary to operate any restaurants, bars and lounges presently located within the Hotel. Sellers shall reasonably cooperate, without cost to Seller, with the Operator to obtain the Liquor Licenses including the execution of any documents as necessary in order that such acquisition of the necessary Liquor Licenses shall take effect on or before the Closing Date. The provisions of this Section 9.12 shall not be a condition to Closing or a matter of liability to Seller, so long as Seller reasonably cooperates with Purchaser in obtaining such Liquor Licenses.

     9.13. Registration Rights Agreement.  The REIT and Kessler shall enter
           -----------------------------
into a registration rights agreement at the Closing substantially in the form attached hereto as Exhibit H (the "Registration Rights Agreement"), which, among
                   ---------
other things, obligates the REIT to cause a registration statement to be filed with respect to the Stock Component by October 31, 1997.

     9.14. Lock-Up.  Kessler shall enter into a lock-up agreement at the
           -------
Closing substantially in the form attached hereto as Exhibit I (the "Lock-Up
                                                     ---------
Agreement"), which, among other things, restricts the transfer or sale of the Stock Component until July 31, 1997.

                                  ARTICLE 10
                      CONDITIONS PRECEDENT TO THE CLOSING
                      -----------------------------------

     In addition to any other conditions set forth in this Agreement, Purchaser's obligations to consummate the Closing are subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Article 10, all of which shall be conditions precedent to Purchaser's obligations under this Agreement. Notwithstanding the foregoing, Purchaser, in its sole discretion, may waive any such condition by notice to Sellers.

     10.1. Sellers' Obligations.  Sellers shall have performed all obligations
           --------------------
of Sellers hereunder which are to be performed prior to Closing.

     10.2. Sellers' Representations and Warranties.  Sellers' representations
           ---------------------------------------
and warranties and covenants set forth in this Agreement shall be true and correct in all material respects as if made again on the Closing Date.

     10.3. Transfer Subject Only to Permitted Encumbrances.  On the Closing
           -----------------------------------------------
Date, the Interests, the Partnership and the Hotel shall be subject only to the Permitted Encumbrances.


                                  ARTICLE 11
                         CLOSING AND CLOSING DOCUMENTS
                         -----------------------------

     11.1. Closing.  The consummation and closing (the "Closing") of the
           -------
transactions contemplated under this Agreement shall take place at the offices of Purchaser's lender's counsel in Dallas, Texas, or such other place as is mutually agreeable to the parties, on October 8, 1996 (the "Closing Date") or as otherwise set by agreement of the parties, but in no event later than November 30, 1996.

     11.2. Sellers' Deliveries.  At the Closing and at Sellers sole cost and
           -------------------
expense, Sellers shall deliver the following to Purchaser; in addition to all other items required to be delivered to Purchaser by Sellers:

           (a)  Assignments.  Assignments of the Interests (the "Assignments")
                -----------
in a form reasonably acceptable to Sellers, Purchaser and the REIT, and original, executed counterparts of the Organizational Documents;

           (b)  Amendment of Organizational Documents.  Simultaneously with the
                -------------------------------------
delivery of the Assignments, Sellers, Purchaser and any designee of Purchaser will execute amendments to the Organizational Documents in form and substance reasonably satisfactory to them to reflect the withdrawal of Sellers from the Partnership.

           (c)  FIRPTA Affidavit.  An affidavit from each of the Sellers in form
                ----------------
and substance acceptable to Purchaser, as required by Section 1445 of the Internal Revenue Code, specifying with respect to each of the Sellers (i) that such Sellers is not a foreign person, foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income tax regulations), (ii) Sellers' taxpayer identification number or U.S. employer identification number, (iii) Sellers' office address, and (iv) such other matters as Purchaser may reasonably require in order to satisfy itself that no withholding is required under Section 1445 of the Internal Revenue Code including an indemnity against any claim for taxes which should have been withheld;

           (d)  Title Affidavits.  Affidavits of Sellers in form and substance
                ----------------
acceptable to the Title Company as required pursuant to Section 8.2 hereof.

           (e)  Vehicle Titles.  The necessary certificates of titles together
                --------------
with any other documentation necessary for the use and operation of any motor vehicles owned by the Partnership;

           (f)  Authority Documents.  Evidence satisfactory to Purchaser that
                -------------------
the person or persons executing the closing documents on behalf of each of the Sellers have full right, power and authority to do so, and the following documentation: (i) the Certificate of an officer of the corporate general partner of each of Kessler and Milstein Lake certifying attached copies of the certificate of limited partnership and partnership agreement, and any amendments thereto, for such Partnership, and the Articles of Incorporation, By-Laws, and enabling resolutions of such partnership's general partner, as true and correct, unamended, and continuing, and of the incumbency of its officers, (ii) Certificates of Existence and Good Standing for Kessler and Milstein Lake and their respective general partners from the Secretary of State of each state in which any such entity was duly formed, and (iii) from the Secretary of State of the state where the Hotel is located, a Certificate of Existence and Qualification to Do Business in such state for the Partnership;

           (g)  The Guaranty.  The Guaranty executed by Howard Milstein and RCK
                ------------
as described in Section 16.9 hereof;

           (h)  Miscellaneous.  Such other instruments as are customarily
                -------------
executed in the county and State where the Partnership is formed and/or where the Hotel is located to effectuate the transactions contemplated herein, with the effect that, after the Closing, Purchaser will have succeeded to all of the rights, titles, and interests of Sellers related to the

Interests and the Hotel and Sellers will no longer have any rights, titles, or interests in and to the Partnership and the Hotel.

           (i)  Plans, Keys and Records.  To the extent not previously delivered
                -----------------------
to and in the possession of Purchaser, all Plans and Specs, all keys, access cards, and combinations for the Hotel (which shall be properly tagged for identification), all Records, and all Licenses;

           (j)  Original Documents.  Originals of all of the documents and
                ------------------
agreements covered by the foregoing that have not already been delivered to Purchaser, to the extent in the possession of Sellers or the Partnership's Managing Agent;

           (k)  Updates.  A complete list of all advance room reservations,
                -------
functions and the like, in reasonable detail specified by Purchaser, and updated UCC Searches;

           (l)  Estoppel Letters.  The estoppel letter to the extent obtained
                ----------------
by Seller in accordance with Section 8.4 above;

           (m)  Termination of Agreements.  Fully executed and effective
                -------------------------
terminations of all management and other agreements with respect to the Hotel required by Purchaser under the terms hereof; and

           (n)  Agreements with the REIT.  The Registration Rights Agreement
                ------------------------
and the Lock-Up Agreement.

On the Closing Date, Sellers shall deliver to Purchaser, the REIT and/or their respective designees (i) the Interests free and clear of all Liens, and (ii) possession of the Hotel free and clear of all tenancies of every kind and parties in possession, except for the Tenants under the Leases assumed by Purchaser under the terms hereof and guests in the Hotel, and with all parts of the Hotel (including, without limitation, the Improvements and FF&E) in substantially the same condition as the same were on the date of this Agreement, normal wear only excepted.

     11.3. Purchaser's Deliveries.  At the Closing and at Purchaser's sole cost
           ----------------------
and expense, Purchaser shall deliver the following to Sellers:

           (a)  Purchase Price.  The Cash Component of the Purchase Price, plus
                --------------
or minus the adjustments to be made at the Closing in accordance with the terms of this Agreement;

           (b)  Assignment.  The Assignments;
                ----------

            (c)  Common Stock.  Purchaser shall deliver or cause the delivery of
                 ------------
the certificate or certificates representing the Stock Component pursuant to the terms of this Agreement, and the Registration Rights Agreement and Lock-Up Agreement executed by the REIT;

           (d)  Authority Documents.  Evidence satisfactory to Sellers that the
                -------------------
person or persons executing the closing documents on behalf of Purchaser have full right, power and authority to do so; and

           (e)  Miscellaneous.  Such other instruments as are necessary to
                -------------
effectuate the purchase of the Interests and the transfer of the Hotel and any other documents or instruments necessary or customarily executed in connection with the Stock Component of the Purchase Price.

     11.4. Prorations.  At Closing, the following items of revenue and expense
           ----------
shall be prorated, adjusted and appropriated as of 12:01 A.M. (except as otherwise provided) on the Closing Date:

           (a)  Hotel Taxes.  Real estate taxes, personal property or use taxes,
                -----------
assessments, and sewer rents, if any, for the tax period in which the Closing occurs shall be apportioned between Sellers and Purchaser on a per diem basis through and including 11:59 P.M. of the day preceding the Closing Date. If the rate or amount of such taxes and sewer rents, if any, shall not be fixed prior to the Closing Date, the adjustment thereof on the Closing Date shall be on the basis of the best available estimates for such taxes, assessments and rents that will be due and payable on the Hotel for the tax period in which the Closing occurs. As soon as the exact amount of such taxes, assessments and rents for such period is ascertained, Sellers and Purchaser shall readjust the amounts thereof to be paid by each party to the end that Sellers shall pay for such taxes, assessments and rents attributable to the period of time prior to the Closing Date and Purchaser shall pay for the period from and after the Closing Date. Special assessments of any public or taxing authority constituting liens or encumbrances on the Hotel or attributable to improvements benefiting the Hotel or property in the vicinity of the Hotel for the period in which the Closing occurs whether or not assessment therefor has been levied or a lien has been imposed upon the Hotel, shall be apportioned between Sellers and Purchaser as provided in the first two sentences of this Subsection (a). If any such special assessments for improvements benefiting the Hotel or property in the vicinity of the Hotel may be paid in installments and Sellers have elected the installment method of payment, Purchaser shall be responsible for the payment of all installments for any period accruing from and after the Closing Date;

           (b)  Operating Costs.  All costs and expenses of operating the Hotel,
                ---------------
including without limitation amounts paid or payable under the Service Contracts or the FF&E Leases and employee salaries and benefits, which are reasonably capable of proration; but Sellers shall be responsible for the payment of all accounts payable with respect to the

Partnership and the Hotel relating to services rendered or goods provided prior to the Closing Date;

           (c)  Lease Rents.  Rents under Leases and other revenues, including
                -----------
percentage rents, if any, under such Leases;

           (d)  Revenues.  Guest, convention, room, food, beverage, and all
                --------
other charges and revenues for services rendered and the operation of all departments of the Hotel, including, but not limited to, advance payments under booking agreements for rooms, facilities and services of the Hotel and any other revenues, as and when collected, provided, however, that food, room service and restaurant revenue shall be apportioned as of the closing of dinner service hours at each restaurant on the evening preceding the Closing Date, and bar revenues shall be read, measured (and tapes preserved) and apportioned as of 2:00 A.M. on the Closing Date and provided further that room rental receipts through the night before Closing shall be apportioned fifty percent (50%) to Purchaser and fifty percent (50%) to Seller. All cash, checks and other funds, and all other notes, security and other evidence of indebtedness located at the Hotel on the Closing Date, and balances on deposit to the credit of the Sellers or the Partnership with banking institutions, are and shall remain the property of the Sellers and are not included in this sale, except for the Cash and Equivalents to be purchased by Purchaser at par. The balance due on the city ledger and all other accounts receivable of the Partnership as of the Closing Date ("Sellers' Receivables") will be collected by Purchaser on behalf of Seller for a period of 180 days after the Closing Date (the "Collection Period") for a fee of three percent (3%) of the amounts collected. Purchaser shall undertake its customary collection efforts to collect Sellers' Receivables during the Collection Period and any monies received by Purchaser and owed to Seller shall be held in trust by Purchaser for the benefit of Seller and remitted to Seller promptly after receipt thereof by Purchaser, less a three percent (3%)
                                             ----
administrative fee to be paid by Sellers to Purchaser's management company. Purchaser shall not be obligated to commence any actions or proceedings to collect any of the Sellers' Receivables. If, at the expiration of the Collection Period any of Sellers' Receivables to be collected by Purchaser have not been collected, Purchaser shall have no further obligation to collect the Sellers' Receivables, but shall transfer the balance of Sellers' Receivables to Seller for collection;

           (e)  Miscellaneous.  Fees and expenses for coin machine income and
                -------------
washroom and checkroom income;

           (f)  Deposits.  Purchaser shall receive a cash credit in an amount
                --------
equal to the sum of all (i) Deposits (which are Purchaser liabilities) not transferred and delivered to Purchaser, or retained by the Sellers at the Closing, to the extent that the same relate to periods from and after the Closing, and (ii) prepaid rentals and all security deposits, cleaning fees and deposits and other deposits paid under any Lease and not properly applied as of the Closing to a monetary obligation of the related Tenant. Sellers shall be paid an amount equal to the amount of any Partnership utility deposits which remain on deposit for the benefit of the Partnership after the Closing notwithstanding the transfer of the Interest hereunder; and

           (g)  Sales Taxes.  All sales, use and occupancy taxes, if any, due or
                -----------
to become due in connection with revenues received from the Hotel for the period prior to the time of proration as set forth herein will be paid by Sellers to the end that Purchaser shall be liable to pay all such sales, use and occupancy taxes due or to become due in connection with revenues for the period after the time of proration. Each of Sellers and Purchaser shall pay their respective share of all sales, use and occupancy taxes due or to become due in connection with revenues apportioned between Sellers and Purchaser as provided in Subsection (d) of this Section. Sellers shall be entitled to receive any rebates or refunds on such taxes paid by the Partnership attributable to the tax period prior to the Closing.

     11.5. Document Preparation and Transfer Costs.  The cost of preparing or
           ---------------------------------------
obtaining documents to be delivered by Purchaser to Sellers pursuant to this Agreement shall be paid by Purchaser. The cost of preparing or obtaining documents to be delivered by Sellers to Purchaser pursuant to this Agreement shall be paid by Sellers. Each party shall be responsible to pay all of its attorney's fees and disbursements incurred in connection with the transactions contemplated hereunder. Purchaser shall pay all recording fees and stamp, documentary and intangible taxes in connection with the transactions herein contemplated. Sellers and Purchaser each shall pay one-half of the Title Company's escrow fee.

     11.6. Reconciliation and Final Payment.  Sellers and Purchaser shall
           --------------------------------
reasonably cooperate after Closing to make a final determination of the prorations required hereunder. Upon the final reconciliation of the prorations under this Section and Section 11.4, the party which owes the other party any sums hereunder shall pay such party such sums within ten (10) days after the reconciliation of such sums. It is the intent of the parties that all items herein which are subject to the prorations made pursuant to Section 11.4 shall result in Sellers receiving all of the economic benefits and burdens of the Partnership and the Hotel with respect to the period prior to the Closing, and Purchaser receiving all of the economic benefits and burdens of the Partnership and the Hotel with respect to the period from and after the Closing Date, except for the 50/50 split in room revenues for the night prior to the Closing. The obligations to calculate such prorations, make such reconciliations and pay any such sums shall survive the Closing.

     11.7. Accounts Payable.  Sellers shall retain and be responsible for the
           ----------------
payment of all accounts payable and other debts and liabilities relating to the Hotel which have accrued prior to the Closing and are payable after the Closing to the extent the Purchase Price is not adjusted in favor of Purchaser under the proration provisions of Sections 11.4 and 11.6 of this Agreement for such accounts payable and other debts and liabilities. Purchaser shall be responsible for the particular accounts payable relating to the Hotel arising or accruing from and after the Closing Date to the extent the Purchase Price is not adjusted in favor of Sellers under the same provisions.

                                  ARTICLE 12
                           CASUALTY AND CONDEMNATION
                           -------------------------

     12.1. Risk of Loss; Notice.  Prior to Closing and the delivery of
           --------------------
possession of the Hotel to Purchaser in accordance with this Agreement, all risk of loss to the Hotel (whether by casualty, condemnation or otherwise) shall be borne by Sellers. In the event that (a) any loss or damage to the Hotel shall occur prior to the Closing Date as a result of fire or other casualty, or (b) Sellers receive notice that a governmental authority has initiated or threatened to initiate a condemnation proceeding affecting the Hotel, Sellers shall give Purchaser immediate written notice of such loss, damage or condemnation proceeding.

     12.2. Purchaser's Termination Right.  If, prior to Closing and the delivery
           -----------------------------
of possession of the Hotel to Purchaser in accordance with this Agreement, (a) any condemnation proceeding shall be pending against a substantial portion of the Hotel or (b) there is any substantial casualty loss or damage to the Hotel, Purchaser shall have the option to terminate this Agreement provided it delivers written notice to Sellers of their election so to terminate this Agreement within thirty (30) days after the date Sellers have delivered to Purchaser written notice of any such loss, damage or condemnation (which notice shall include a certification of (i) the amounts of insurance coverages in effect with respect to the loss or damage and (ii) if known, the amount of the award to be received in such condemnation), and in such event all Earnest Money shall be delivered to Purchaser and thereafter no party shall have any further obligation or liability to the other under this Agreement. In the context of condemnation, "substantial" shall mean condemnation of such portion of the Hotel as would, in Purchaser's judgment reasonably exercised, render use of the remainder impractical or unfeasible for the uses herein contemplated, and, in the context of casualty loss or damage, "substantial" shall mean a loss or damage in excess of $750,000 in value.

     12.3. Procedure for Closing.  If Purchaser shall not timely elect to
           ---------------------
terminate this Agreement under Section 12.2 above, or if the loss, damage or condemnation is not substantial, Sellers agree to pay to Purchaser at the Closing all insurance proceeds or condemnation awards which Sellers or the Partnership has received as a result of the same plus an amount equal to the insurance deductible, if any, and assign to Purchaser all insurance proceeds and condemnation awards payable as a result of the same in which event the Closing shall occur without Sellers or the Partnership replacing or repairing such damage.


                                  ARTICLE 13
                             DEFAULT AND REMEDIES
                             --------------------

     13.1. Purchaser's Default.  If, at or prior to Closing, for any reason
           -------------------
other than termination hereof pursuant to a right granted to Purchaser hereunder to do so or because of a default by Sellers (i) Purchaser refuses or fails to consummate the transactions contemplated by this Agreement, or (ii) Purchaser shall otherwise fail in any material respect to perform any of its material obligations or agreements as and when required hereunder, or if, any representation or warranty made by or on behalf of Purchaser herein shall have been materially incorrect when made or when ratified at Closing, then Sellers, as their sole and exclusive remedy, shall have the right to terminate this Agreement by giving Purchaser and the Title Company written notice thereof, in which event neither party shall have any further rights, duties or obligations hereunder (except to the extent this Agreement may specifically provide for the survival of certain obligations of Purchaser) and Sellers shall be entitled to receive the Earnest Money as liquidated damages, Sellers and Purchaser hereby acknowledging that the amount of damages resulting from breach of this Agreement by Purchaser would be difficult or impossible accurately to ascertain, and the Title Company shall immediately deliver the Letter of Credit to Sellers. Notwithstanding the foregoing, in the event of any default by Purchaser under this Agreement due to a breach after Closing or any termination hereof of any covenant or indemnity which survives the Closing or any termination hereof, or if Sellers shall discover after Closing that any warranty or representation made by Purchaser herein or in connection with the transaction contemplated herein was materially incorrect or breached when made, Sellers shall have any and all rights and remedies available at law or in equity by reason of such default. If Purchaser terminates this Agreement pursuant to a right granted to Purchaser hereunder to do so, then neither party shall have any further rights, duties or obligations hereunder (except to the extent this Agreement may specifically provide for the survival of certain obligations of Purchaser), and the Letter of Credit shall be returned to Purchaser.

     13.2. Sellers' Default.  If, at or prior to Closing, for any reason other
           ----------------
than termination hereof pursuant to a right granted to Sellers hereunder to do so or because of a default by Purchaser (i) Sellers refuse or fail to consummate the transactions contemplated by this Agreement, or (ii) Sellers shall otherwise fail in any material respect to perform any of their material obligations or agreements as and when required hereunder, or if, any representation or warranty made by or on behalf of Sellers herein shall have been materially incorrect when made or when ratified at Closing, then Purchaser, as its sole remedies, shall have the right to do any one or more of the following:

           (a) Terminate this Agreement by written notice given to Sellers and the Title Company in which event the Letter of Credit shall be returned to Purchaser by the Title Company promptly upon receipt of such notice; or

           (b) Seek damages if Sellers' default hereunder is due to Sellers' wrongful or willful refusal to close, otherwise Purchaser shall be entitled only to seek specific performance of this Agreement.

Notwithstanding the foregoing, in the event of any default by Sellers under this Agreement due to a breach after Closing or any termination hereof of any covenant or indemnity which survives the Closing or any termination hereof, or if Purchaser shall discover after Closing that any warranty or representation made by Sellers herein or in connection with the transaction contemplated herein was materially incorrect or breached when made, Purchaser shall have any and all rights and remedies available at law or in equity by reason of such default.

                                  ARTICLE 14
                                    BROKERS
                                    -------

     14.1. Identity of Brokers.  The parties hereto represent to each other that
           -------------------
they dealt with no finder, broker or consultant in connection with this Agreement or the transactions contemplated hereby.

     14.2. Indemnification by Sellers.  Sellers agree to, and hereby do,
           --------------------------
indemnify and save harmless Purchaser and its affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees actually incurred, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based in whole or in part on any agreements entered into by Sellers or their representatives for a commission or other compensation. Sellers shall likewise indemnify and save harmless Purchaser and its affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees actually incurred, arising out of any claim or claims for commissions or other compensation relating to the Leases.

     14.3. Indemnification by Purchaser.  Purchaser agrees to, and hereby does,
           ----------------------------
indemnify and save harmless Sellers and their affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees actually incurred, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based on any agreements entered into by Purchaser or its representatives for a commission or other compensation.


                                  ARTICLE 15
                                   FRANCHISE
                                   ---------

     15.1. Franchise.  Purchaser shall either (a) upon approval in writing by
           ---------
Days Inns of America, Inc. ("Franchisor") assume the Partnership's current franchise or license, as applicable, in either case without any repair, renovation, cost, fee, or other expense to Purchaser, or (b) terminate the franchise or license, as applicable. With respect to clause (b) of this Section 15.1, Sellers represent to Purchaser that such franchise and/or license is terminable by Sellers upon ninety (90) days prior notice without any cost, fee, or other expense in connection with such termination or terminable by Purchaser six (6) months after the assumption thereof and operation thereunder, without any cost, fee, or other expense in connection with such termination. Purchaser shall as soon as practicable make such application to the Franchisor as should be reasonably required for approval of the assumption of the existing franchise or license agreement, as applicable, or termination of such license or franchise, whichever Purchaser chooses. In the event Purchaser shall choose to assume the current franchise agreement, Sellers shall cooperate with Purchaser in connection with the obtaining of such approval from the Franchisor as Purchaser may reasonably request, but Sellers shall not be required to incur any costs or liability in connection therewith.


                                  ARTICLE 16
                                 MISCELLANEOUS
                                 -------------

     16.1. Notices.  Any notice provided for by this Agreement and any other
           -------
notice, demand or communication which any party may wish to send to another shall be in writing and sent either (i) by registered or certified mail, return receipt requested, in a sealed envelope, postage prepaid, or (ii) by any national overnight receipted courier service, and addressed to the party for which such notice, demand or communication is intended at such party's address as set forth in this Section. Purchaser's address for all purposes under this Agreement shall be the following:

           American General Hospitality
            Operating Partnership, L.P.
           c/o American General Hospitality Corporation
           3860 West Northwest Highway, Suite 300
           Dallas, Texas 75220
           Attention: Steven D. Jorns, President,
                or Kenneth E. Barr, Executive Vice President

           American General Hospitality Corporation
           3860 West Northwest Highway, Suite 300
           Dallas, Texas 75220
           Attention: Steven D. Jorns, President,
                or Kenneth E. Barr, Executive Vice President

with a copy in each case to:

           Battle Fowler LLP
           75 East 55th Street
           New York, New York 10022
           Attention:  Douglas A. Raelson, Esq.

Sellers' address for all purposes under this Agreement shall be the following:

           Kessler Lake Buena Vista, Ltd.
           c/o Enterprise Hotels of Orlando, Inc.
           6649 Westwood Boulevard, Suite 130
           Orlando, Florida 32821
           Attention:  Richard C. Kessler, Chief Executive Officer

           Milstein Lake Buena Vista Limited Partnership and Edward L. Milstein
           c/o Douglas Elliman Realty Investors
           575 Madison Avenue
           New York, New York 10022
           Attention:  Jon C. Minikes, President

     with a copy to:

           Rowe, Foltz & Martin, P.C.
           Five Piedmont Center, Suite 750
           Atlanta, Georgia 30305
           Attention:  Joseph B. Foltz, Esq.

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept. Notices, demands and other communications may be given by the parties' counsel which shall have the same force and effect as if given by the parties themselves.

     16.2. Entire Agreement, Modifications and Waivers; Cumulative Remedies.
           ----------------------------------------------------------------
This Agreement constitutes the entire agreement between the parties hereto and may not be modified or amended except by an instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to Sellers or Purchaser upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Sellers or Purchaser of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained. All rights, powers, options or remedies afforded to Sellers or Purchaser either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law, unless expressly provided to the contrary herein.

     16.3. Exhibits.  All exhibits referred to in this Agreement and attached
           --------
hereto are hereby incorporated in this Agreement by reference.

     16.4. Successors and Assigns.  Purchaser and/or the REIT may assign its
           ----------------------
rights under this Agreement to any limited partnership, limited liability company or other entity controlling, controlled by or under common control with Purchaser and/or the REIT, as the case may be, for the purpose of purchasing the Interests so long as Purchaser provides notice thereof to Sellers prior to Closing. This Agreement shall be binding upon, and inure to the benefit of, Sellers and Purchaser and their respective legal representatives, successors, and assigns. Whenever a reference is made in this Agreement to Purchaser, it shall include Purchaser's successors and assigns under this Agreement.

     16.5. Article Headings.  Article headings and article and section numbers
           ----------------
are inserted herein only as a matter of convenience and in no way define, limit or prescribe the scope or intent of this Agreement or any part thereof and shall not be considered in interpreting or construing this Agreement.

     16.6. Governing Law.  This Agreement shall be construed and interpreted in
           -------------
accordance with the laws of the State of Florida.

     16.7. Time Periods.  If the final day of any time period or limitation set
           ------------
out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State where the Hotel is located or of the federal government, then and in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday. Time is of the essence in this Agreement with respect to (i) the Review Period expiration date of October 31, 1996, subject to extensions permitted under Section 5.3 hereof, and (ii) the outside Closing Date of November 30, 1996.

     16.8. Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts and by either party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

     16.9. Survival.  All covenants, agreements and indemnities contained in
           --------
the Agreement which contemplate performance after the Closing Date shall survive the Closing. All representations and warranties contained in this Agreement (collectively the "Representation Obligations") shall expressly survive the Closing for a period of nine (9) months (except with respect to the representations and warranties set forth in Sections 9.1, 9.2(a)-(d) and (m), 9.3, 9.4, 9.5 and 9.6, which shall expressly survive the Closing for a period of one (1) year). None of the foregoing shall be deemed to merge into, or be waived by any closing documents. The Representation Obligations shall be personally guaranteed by each of Howard Milstein and RCK (the "Guaranty") in the amount of up to One Million and No/100 Dollars ($1,000,000.00) (the "Maximum Amount"), Howard Milstein being responsible to pay up to $600,000.00 of the Maximum Amount and RCK being responsible to pay up to $400,000.00 of the Maximum Amount. The Guaranty, in form and substance mutually agreeable to Seller and Purchaser, shall be delivered to Purchaser on the Closing Date and such delivery is a material condition to Purchaser's obligation to Close hereunder.

     16.10.  Further Acts.  In addition to the acts, deeds, instruments and
             ------------
agreements recited herein and contemplated to be performed, executed and delivered by Purchaser and Sellers, Purchaser and Sellers shall perform, execute and deliver or cause to be performed, executed and delivered at the Closing or after the Closing, any and all further acts, deeds, instruments and agreements and provide such further assurances as the other party or the Title Company may reasonably require to consummate the transaction contemplated hereunder. However, the foregoing shall not be deemed to (i) require Sellers to expend a sum of money which it could not reasonably have anticipated on the date of execution of this Agreement, or (ii) require Purchaser to expend a sum of money which it could not reasonably have anticipated on the expiration of the Review Period.

     16.11.  Severability.  In case any one or more of the provisions contained
             ------------
in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     16.12.  Attorneys' Fees.  Should either party employ an attorney or
             ---------------
attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, the nonprevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys' fees actually incurred, expended or incurred in connection therewith.

     16.13.  Qualification on Confidentiality.  Notwithstanding the
             --------------------------------
confidentiality requirements elsewhere herein contained, it is acknowledged that the REIT may sell shares to the general public and that in connection therewith, the REIT has the absolute and unbridled right to market such securities and prepare and file all necessary or reasonably required registration statements and other papers, documents and instruments necessary or reasonably required in the REIT's judgment, and that of its attorneys and underwriters, to file a registration statement with respect to its shares with the U.S. Securities and Exchange Commission and/or similar state authorities and to cause same to become effective and to disclose therein and thus to its underwriters, to the U.S. Securities and Exchange Commission and/or to similar state authorities and to the public all of the terms, conditions and provisions of this Agreement, as well as various documents delivered to the REIT and/or Purchaser pursuant to this Agreement.

     16.14.  Radon Gas Notice.  Pursuant to Florida Statutes Section 404.056(7),
             ----------------
Sellers hereby make, and Purchaser hereby acknowledges, the following notification:

           RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to person who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.


                                  ARTICLE 17
                                CONFIDENTIALITY
                                ---------------

     17.1. Press Releases.  Neither Sellers or any Affiliate thereof (as used in
           --------------
this Agreement "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended, and, when used in connection with Sellers shall include each officer, director, and partner of Kessler and Milstein Lake) shall issue any press release nor otherwise make public any information with respect to this Agreement or the transactions contemplated hereby prior to the Closing Date, without the prior written consent of the REIT and Purchaser. The REIT or its Affiliates may issue press releases, and the REIT or its Affiliates may refer to this Agreement and the transactions contemplated hereby in any such filing pursuant to securities laws or stock exchange listing obligations or as required by law or advised by counsel to be in accordance with law, provided that, with respect to any press release, the REIT has provided Sellers with an opportunity to review and comment upon such release, although any changes to such release suggested by Sellers shall be made in the sole discretion of the REIT or its Affiliates.

     17.2. Confidentiality.  Except to the extent otherwise provided herein,
           ---------------
required by law or advised by counsel to be in accordance with law, or contemplated by Section 17.1, until the consummation of the transactions contemplated by this Agreement, the parties hereto shall, hold and cause each of their respective Affiliates to hold all information and documents obtained in connection with the transactions contemplated hereby confidential including, any oral and written information concerning the Sellers and the Hotel received from the Sellers or from a third party at the direction of the Sellers (collectively the "Due Diligence Material"). The Due Diligence Material shall not be disclosed, discussed or made known without the prior written consent of the Sellers, except to the Purchaser's or the REIT's board of directors', any hotel franchisors, any marketing company employed to do feasibility studies, or any investment banking, accounting or legal advisers needed to consult with in connection with the proposed transaction. If the purchase and sale contemplated hereby are not consummated for any reason whatever, each party hereto shall, as soon as practicable, return all such information and documents (and any copies thereof in such party's possession) to such other party hereto and for a period of two (2) years from the date of this Agreement, the Due Diligence Material may not be use, revealed or divulged, except as specifically provided herein or as required by law or advised by counsel to be in accordance with law.

     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first written above.

               SELLERS:

               KESSLER LAKE BUENA VISTA, LTD.,
               a Florida limited partnership

               By: MWK Lake Buena Vista, Inc.,
                      its sole general partner


               By: /s/ Richard C. Kessler
                   ------------------------------------
                   Name:  Richard C. Kessler
                   Title: President


               MILSTEIN LAKE BUENA VISTA LIMITED PARTNERSHIP, a Delaware limited partnership

               By: Milstein Lake Buena Vista Corp.,
                      its sole general partner


               By: /s/ Jon C. Minikes
                   ------------------------------------
                   Name:  Jon C. Minikes
                   Title: President


               /s/ Howard P. Milstein Attorney in Fact
               ----------------------------------------
               EDWARD L. MILSTEIN, by Howard P, Milstein as Attorney in Fact for Edward L. Milstein by Power of Attorney dated September 24, 1996

               ----------------------------------------
               RICHARD C. KESSLER

               PURCHASER:

               AMERICAN GENERAL HOSPITALITY OPERATING
               PARTNERSHIP, L.P., a Delaware limited partnership

               By: AGH GP, Inc., a Nevada corporation,
                      its general partner


               By:
                   ------------------------------------
                   Name:
                   Title:


               REIT:

               AMERICAN GENERAL HOSPITALITY CORPORATION, a Maryland corporation

               By:
                   ------------------------------------
                   Name:
                   Title: